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                                                                    Exhibit 23.2


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                                  Re:  Colonial Properties Trust
                                                       Registration on Form S-3


We are aware that our reports dated April 18, 1997, July 15, 1997, and October 29, 1997 on our reviews of interim financial information of Colonial Properties Trust (the Company) for the periods ended March 31, 1997, June 30, 1997, and September 30, 1997, respectively, and included in the Company's quarterly reports on Forms 10-Q for the quarters then ended, are incorporated by reference in this registration statement on Form S-3 as filed with the Securities and Exchange Commission on November 20, 1997. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ----------------------------
                                                  Coopers & Lybrand L.L.P.


Birmingham, Alabama
November 20, 1997